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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITTIES
                     PURSUANT TO SECTION 12(b) OR (g) of the
                         SECURITIES EXCHANGE ACT of 1934

                      American Electric Power Company, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

             New York                                    13-4922640
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(State of Incorporation or Organization)       (IRS Employer Identification No.)


1 Riverside Plaza, Columbus, OH                             43215
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(Address of Principal Executive Offices)                  (Zip Code)

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[_]

Securities Act registration statement file number to which this form relates:
333-86050, 333-86050-1, 333-86050-2 and 333-86050-3 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     To be so registered                Each class is to be registered
     -------------------                ------------------------------

        Equity Units                     The New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered

         The class of securities to be registered hereby is the 9.25% Equity Units ("Equity Units") of American Electric Power Company, Inc., a New York corporation.

         For a description of the Equity Units, reference is made to the Prospectus Supplement dated June 5, 2002 to the Prospectus contained in the Registration Statement on Form S-3, filed May 16, 2002 of American Electric Power Company, Inc., AEP Capital Trust I, AEP Capital Trust II and AEP Capital Trust III (Registration Nos. 333-86050, 333-86050-1, 333-86050-2 and
333-86050-3), which description is incorporated herein by reference.

Item 2.           Exhibits

         1. Prospectus and Prospectus Supplement (incorporated by reference to the filing by American Electric Power Company, Inc. pursuant to Rule 424(b)(5) on June 6, 2002).

         2. Forward Purchase Contract Agreement, dated as of June 11, 2002, between American Electric Power Company, Inc. and The Bank of New York, as forward purchase contract agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed June 11, 2002).

         3. Indenture, dated as of May 1, 2001, between American Electric Power Company, Inc. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3, filed May 16, 2002).

         4. Third Supplemental Indenture, dated as of June 11, 2002, between American Electric Power Company, Inc. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed June 11,
                  2002).

         5. Pledge Agreement, dated as of June 11, 2002, among American Electric Power Company, Inc., The Bank of New York, as forward purchase contract agent, and The Bank of New York, as collateral agent, custodial agent and securities intermediary (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed June 11, 2002).

         6. Remarketing Agreement, dated as of June 11, 2002, among American Electric Power Company, Inc., The Bank of New York, as forward purchase contract agent and Salomon Smith Barney, Inc., as remarketing agent (incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed June 11, 2002).

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          7.      Form of Equity Units (included in Exhibit 4.1 to the Current
                  Report on Form 8-K, filed June 11, 2002 and incorporated herein by reference).

          8. Form of Stripped Units (included in Exhibit 4.1 to the Current Report on Form 8-K, filed June 11, 2002 and incorporated herein by reference).

          9.      Form of Senior Note due August 16, 2007 (included in Exhibit
                  4.2 to the Current Report on Current Report on Form 8-K, filed June 11, 2002 and incorporated herein by reference).

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.


                                           By: /s/ Geoffrey S. Chatas
                                               --------------------------------
                                               Name: Geoffrey S. Chatas
                                               Title: Assistant Treasurer

         Dated:   June 11, 2002